                                                                       10-K 2000
                                                                       ---------
                                                                      Exhibit 21
                                                                      ----------

                           Significant Subsidiaries

Listed below are the significant first tier subsidiaries of the Registrant, along with the total number of active subsidiaries directly or indirectly owned by each as of February 12, 2001. Certain second, third and fourth tier subsidiaries, though included in the numbers, are also shown by name. Ownership is 100% unless otherwise indicated. The business activities of the subsidiaries have been keyed as follows: (a) Oilfield Services, (b) Resource Management Services, (c) Test & Transactions (d) Other.

                                                                                                       U.S.           Non-U.S.
                                                                                                       ----           --------
Schlumberger B.V., Netherlands (d)                                                                                     27(a)/1/
                                                                                                                       42(b)/2/
                                                                                                                       14(c)
                                                                                                       1(d)            16(d)/3/

         Schlumberger Canada Limited, Ontario (d)
         Schlumberger GmbH, Germany  (d)
                  Schlumberger Zaehler & Systemtechnik GmbH, Germany (b)
         Schlumberger Industries, France (b)
         Omnes B.V., Netherlands (c)
         Services Petroliers Schlumberger, France (a)
         *Western Geco B.V., Netherlands (a)
                  Geco A.S., Norway (a)

Schlumberger Offshore Services N.V. (Limited), Netherlands Antilles (a)                                                12(a)
         Schlumberger Antilles N.V., Netherlands Antilles (a)

Schlumberger Overseas, S.A., Panama (a)                                                                               161(a)/4/
                                                                                                                       12(b)/5/
                                                                                                       1(c)            24(c)/6/
                                                                                                                       26(d)/3/
         MC&C Holdings Limited, BVI (c)
                  Schlumberger Plc, UK (d)
                           *WesternGeco Limited, UK (a)
         Schlumberger Oilfield Holdings Limited, BVI (a)
                  Anadrill Holdings Limited, BVI (a)
                  Dowell Schlumberger Corporation, BVI (a)
                  Schlumberger Holdings Limited, BVI (a)
                           Schlumberger Surenco, S.A., Panama (a)
                  *Schlumberger Seismic Holdings Limited, BVI (a)

Schlumberger Technology Corporation, Texas (a)                                                         12(a)/7/        21(a)/8/
                                                                                                        5(b)/3/
                                                                                                        8(c)            1(c)
                                                                                                        5(d)/3/
         Camco International, Inc., Delaware (a)
         Schlumberger Omnes, Inc., (Delaware) (c)
         Schlumberger Resource Management Services, Inc., Delaware (b)
         Schlumberger Technologies, Inc., Delaware (c)
         *WesternGeco L.L.C., Delaware (a)

___________________________________
     *70%  owned by Registrant
/1/ Includes four majority-owned subsidiaries, one of which is named, and three 50%-owned subsidiaries, which are not named.
/2/ Includes seven majority-owned subsidiaries and one 50%-owned subsidiary, which are not named.
/3/  Includes one majority-owned subsidiary, which is not named.
/4/ Includes fourteen majority-owned subsidiaries, two of which are named, and two 50%-owned subsidiaries, which are not named.
/5/  Includes four majority-owned subsidiaries, which are not named.
/6/  Includes three majority-owned subsidiaries, which are not named.
/7/  Includes one majority-owned subsidiary, which is named.
/8/  Includes two majority-owned subsidiaries, which are not named.


                                      64